UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	101 West Prospect Avenue Cleveland, Ohio	44115
	(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2011, The Sherwin-Williams Company (“Sherwin-Williams”) entered into a new five-year $1.05 billion Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders, including Bank of America, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents. The New Credit Agreement provides that Sherwin-Williams may increase the size of the facility, subject to the discretion of each lender to participate in such increase, up to an additional amount of $250 million. The New Credit Agreement will mature on July 8, 2016 and provides Sherwin-Williams with the right to request that the lenders extend the maturity date for two additional periods of one year each. The New Credit Agreement may be used for general corporate purposes, including to finance working capital requirements and to support commercial paper borrowings.

The New Credit Agreement replaces Sherwin-Williams’ existing three-year $500 million Credit Agreement, dated as of January 8, 2010, (the “Prior Credit Agreement”) with a syndicate of lenders, including JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents, Bank of America, N.A., as administrative agent, and Wells Fargo Bank, N.A., as syndication agent. The Prior Credit Agreement was terminated effective July 8, 2011 and was scheduled to expire on January 8, 2013.

The New Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in the Prior Credit Agreement. The New Credit Agreement contains a financial covenant that provides that Sherwin-Williams’ consolidated leverage ratio (total indebtedness to earnings before interest, taxes, depreciation and amortization) may not exceed 3.25 to 1.0.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective July 8, 2011, the Prior Credit Agreement was terminated, and such facility had no outstanding borrowings at the time of its termination.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the New Credit Agreement is incorporated herein by reference into this Item 2.03. As of the date of this report, Sherwin-Williams had no outstanding borrowings under the New Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4.1	Credit Agreement, dated as of July 8, 2011, among Sherwin-Williams, the lenders party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

July 13, 2011	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Credit Agreement, dated as of July 8, 2011, among Sherwin-Williams, the lenders party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-documentation agents.

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